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Exhibit 10.2

IRON MOUNTAIN INCORPORATED
EXECUTIVE DEFERRED COMPENSATION PLAN

 THIRD AMENDMENT TO 2008 RESTATEMENT

        Iron Mountain Incorporated (the "Company") hereby amends the Iron Mountain Incorporated Executive Deferred Compensation Plan, as most recently amended and restated as of January 1, 2008 and as previously amended (the "Plan"), effective immediately.

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        1.     Section 4.1 of the Plan, as previously amended, shall be further amended by replacing it in its entirety as follows:

          4.1    Eligibility to Participate.    Each management and highly compensated employee of the Company or a Subsidiary shall be eligible to participate in the Plan as of the date, if any, that the EVP, Human Resources & Administration determines that such individual shall be offered participation in the Plan and the employee (a) holds the position of Vice President or higher with the Company or a Subsidiary and (b) has, as of the beginning of the year to which the deferral relates (or the date of hire in the case of a new employee), a base salary at least equal to the amount in effect under Section 416(i)(1)(A)(i) of the Code for the year ($165,000 with respect to deferrals for 2012, for example).

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        2.     Section 6.1 of the Plan shall be amended by adding the following new Section 6.1(e) at the end thereof:

          (e)(1)  A Participant who has attained age fifty-five and has completed ten Years of Credited Service (as determined pursuant to and for purposes of The Iron Mountain Companies 401(k) Plan) may make a redeferral election consistent with the provisions of this Section 6.1(e). Any such election will be given effect only if received by the Committee more than twelve months before the commencement date for payment pursuant to the original election and the election otherwise satisfies the requirements of Treas. Reg. § 1.409A-2(b).

          (2)   A Participant described in Section 6.1(e)(1) may alter an existing election in order to elect any of the following commencement dates for the payment of a particular Plan Year's Deferred Compensation and earnings thereon:

            (A)  If the existing commencement date is the second calendar month following the date of the Participant's Retirement, Disability or other Termination of Employment, the Participant may specify a fixed date for payment (or the commencement of payment), but any payment shall not be earlier than five years after a Participant's actual Retirement or other Termination of Employment;

            (B)  In all other cases, the Participant may elect to commence payment as of:

                (i)  A fixed date but not earlier than five years after the existing fixed date;

               (ii)  The second calendar month following the fifth or later (as specified by the Participant) anniversary of the Participant's Retirement or Termination of Employment;

              (iii)  The later of Section 6.1(e)(2)(B)(i) or the Participant's Retirement or Termination of Employment; or

              (iv)  The later of Section 6.1(e)(2)(B)(ii) or the existing fixed date.

          (3)   Provided an election is made pursuant to Section 6.1(e)(2), a Participant may also elect any of the following forms of payment with respect to the Plan Year's Deferred Compensation and earnings thereon:

            (A)  A single lump sum in cash;

            (B)  Substantially equal annual cash installments over a period of five years; or

            (C)  Substantially equal annual cash installments over a period of ten years.

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        3.     Except as hereinabove specifically amended, all provisions of the Plan, as previously amended, shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.

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        IN WITNESS WHEREOF, the Company has caused this Third Amendment to 2008 Restatement to be executed in its name and on its behalf this 26th of June, 2012.

IRON MOUNTAIN INCORPORATED
By:	/s/ ANNE DRAPEAU

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  Exhibit 10.2
IRON MOUNTAIN INCORPORATED EXECUTIVE DEFERRED COMPENSATION PLAN
THIRD AMENDMENT TO 2008 RESTATEMENT